Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Visualant, Inc. (the “Company”), an emerging leader in authentication systems technology, announced that the acquisition of TransTech Systems, Inc. (“TransTech”) of Aurora, OR closed on June 8, 2010. On this date, the Company entered into a Stock Purchase, Security and Stock Pledge Agreements and a Promissory Note which were included as Exhibits to Form 10-Q for the three months ended June 30, 2010 and filed with the SEC on August 12, 2010.

TransTech, founded in 1994, is a distributor of access control and authentication systems serving the security and law enforcement markets.   With recorded revenues of approximately $10.4 million in 2009, TransTech has a respected national reputation for outstanding product knowledge, sales and service excellence.

This acquisition is expected to accelerate market entry and penetration through the acquisition of well-operated and positioned distributors of security and authentication systems like TransTech, thus creating a natural distribution channel for products featuring the company’s proprietary SPM technology.

The Company acquired its 100% interest in TransTech by issuing a Promissory Note (“Note”) to James Gingo, the President of TransTech, in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Notes. The Note is secured by a security interest in the stock and assets of TransTech, and is payable over a period of three (3) years as follows:

(i)        The sum of $650,000, the amount of any accrued interest due on the Bonderson debt of $600,000 owed by James Gingo to the Bonderson Family Living Trust (“Bonderson Debt”) and interest on the unpaid balance, shall be paid to Seller on the earlier of: (A) the one (1) year anniversary of the closing date; or (B) on the closing of $2,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date;

(ii)       The sum of $650,000, the amount of any accrued interest due on the Bonderson debt owed by TransTech and interest on the unpaid balance shall be paid to Seller on the earlier of: (A) the two (2) year anniversary of the closing date; or (B) on the closing of $5,000,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date; and

(iii)      The remaining balance of the Note and interest thereon shall be paid to Seller on the earlier of: (A) the three year anniversary of the closing date; or (B) on the closing of $7,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date.

On June 8, 2010, the Company issued a total of 3,800,000 shares of restricted common stock of the Company to Jim Gingo, Jeff Kruse and Steve Waddle, executives of TransTech, and Paul Bonderson, a TransTech investor.  The parties valued the shares in this transaction at $76,000 or $0.02 per share, the closing bid price during negotiations.

This amendment is being filed to provide the following pro forma financial information for the Company and TransTech, as required by Item 9.01 of Form 8-K.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of TransTech by the Company occurred as of June 8, 2010 or during the period presented nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements and the related notes thereto for the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the SEC on January 13, 2010.

TRANSTECH SYSTEMS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS
		Page Number

PART I	FINANCIAL INFORMATION

ITEM 1	Financial Statements

	Report of Independent Registered Public Accounting Firm	2

	Consolidated Balance Sheets as of December 31, 2009 and December 31, 2008	3

	Consolidated Statements of Operations	4
	For the twelve months ended December 31 2009 and December 31, 2008

	Consolidated Statements of Cash Flows	5
	For the twelve months ended December 31, 2009 and December 31, 2008

	Consolidated Statement of Stockholder’s Equity	6
	For the twelve months ended December 31, 2009 and December 31, 2008

	Notes to the Financial Statements.	7 - 13

PART I - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

To the Board of Directors and Shareholders of
TransTech Systems, Inc. and subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of TransTech Systems, Inc. and subsidiaries as of December 31, 2009 and 2008 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of TransTech Systems, Inc. as of December 31, 2009 and 2008  and the consolidated results of its operations and cash flows for the years then ended  in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
August 23, 2010
Salt Lake City, Utah

TRANSTECH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,619	$59,737
Accounts receivable, net of allowance of $16,750 and $61,750, respectively	780,788	822,948
Prepaid expenses	16,461	12,421
Notes receivable - GAP	31,408	31,153
Inventories	423,425	549,189
Total current assets	1,286,701	1,475,448

EQUIPMENT, NET	601,418	681,988

OTHER ASSETS
Prepaids	1,091	1,091

TOTAL ASSETS	$1,889,210	$2,158,527

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	776,305	1,001,803
Accrued expenses	33,070	32,608
Note payable - line of credit	464,618	585,332
Current portion of capitalized lease obligations	44,629	44,770
Total current liabilities	1,318,622	1,664,512

LONG TERM LIABILITIES:
Long term debt, less current portion	13,840	59,149

TOTAL LIABILITIES	1,332,462	1,723,661

STOCKHOLDER’S EQUITY (DEFICIT):
Common stock, no par value, 5,000 shares authorized,
100 shares issued and outstanding	25,000	25,000
Additional paid in capital	600,000	600,000
Accumulated deficit	(101,910)	(217,514)
Total stockholder’s equity	523,090	407,486

NONCONTROLLING INTEREST:	33,658	27,380

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,889,210	$2,158,527

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTECH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	2009	2008

REVENUE	$10,448,041	$9,036,690
COST OF SALES	8,645,958	7,344,030
GROSS PROFIT	1,802,083	1,692,659
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,616,322	2,051,578
OPERATING INCOME (LOSS)	185,761	(358,919)

OTHER INCOME (EXPENSE):
Interest income	262	849
Interest expense	(50,647)	(51,399)
Gain on equity investment	-	17,785
Gain on sale of asset	5,796	20,682
Finance Charge Income	2,325	4,616
Labor Fees	24,125	26,957
Total other (expense) income	(18,139)	19,489

NET INCOME(LOSS)	167,621	(339,430)

NONCONTROLLING INTEREST in net income of consolidated subsidiaries	19,027	11,435

NET INCOME(LOSS) ATTRIBUTABLE TO TRANSTECH SYTEMS, INC
AND SUBSIDIARIES COMMON SHAREHOLDERS	148,594	(350,865)

Basic and diluted profit (loss) per share of common:
Total basic profit (loss) per share	$1,676	$(3,394)

 The accompanying notes are an integral part of these consolidated financial statements.

TRANSTECH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$148,594	$(350,865)
Adjustments to reconcile net income (loss) to net cash
(used in) provided by operating activities
Depreciation and amortization	98,545	107,400
Provision for losses on accounts receivable	6,935	89,585
Gain on sale of assets	(5,796)	(20,682)
Changes in operating assets and liabilities:
Accounts receivable	35,225	(37,581)
Prepaid expenses	(4,041)	2,055
Notes receivable	(255)	(849)
Inventory	125,765	310,927
Other assets	-	1,466
Accounts payable - trade	(225,498)	281,715
Accrued expenses and payroll taxes	462	(12,444)
CASH PROVIDED BY OPERATING ACTIVITIES	179,936	370,727

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19,126)	(20,627)
Proceeds from sale of equipment, net	6,946	26,795
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES:	(12,180)	6,168

CASH FROM FINANCING ACTIVITIES:
Borrowings on Line of Credit	-	585,332
Repayments on Line of Credit	(120,714)	(549,631)
Repayments of debt	(45,448)	(161,100)
Repayment - bank overdraft	-	(141,263)
Change in minority interest	6,278	(6,352)
Distributions	(32,990)	(101,145)
NET CASH USED IN FINANCING ACTIVITIES	(192,874)	(374,158)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(25,118)	2,737

CASH AND CASH EQUIVALENTS, beginning of period	59,737	57,000

CASH AND CASH EQUIVALENTS, end of period	$34,619	$59,737

Supplemental disclosures of cash flow information:
Interest paid	$50,647	$51,399

Non-cash investing and financing activities:
Capital Lease obligations incurred for equipment, net	$-	$(23,210)

 The accompanying notes are an integral part of these consolidated financial statements.

TRANSTECH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders'	Noncontrolling
	Shares	Amount	Capital	Deficit	Equity	Interest

Balance as of December 31, 2007	100	$25,000	$600,000	$234,506	$859,506	$1,490

Net Income (loss)				(350,865)	(350,865)	-
Distributions to stockholders				(101,145)	(101,145)	-
Comprehensive income					(350,865)	-

Balance as of December 31, 2008	100	25,000	600,000	(217,504)	407,496	27,380

Net Income				148,594	148,594	-
Distributions to stockholders				(33,000)	(33,000)	-
Comprehensive income					148,594	-

Balance as of December 31, 2009	100	$25,000	$600,000	$(101,910)	$523,090	$33,658

The accompanying notes are an integral part of these consolidated financial statements.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

TransTech Systems, Inc. (TransTech) or  (the Company), an Oregon corporation, and its subsidiaries, primarily operates in the security and commercial markets.  The Company is a leading value added distributor specializing in Secure Identification Badge Systems, components, and integrated solutions . Based in Aurora, Oregon, TransTech Systems is an authorized distributor of ID card printers, cameras, access control products, smartcard readers, biometric readers, card materials, supplies, and card production software with strong vendor partnerships, industry expertise, and excellent customer service.

More information about TransTech Systems can be found at www.ttsys.com.

PRODUCTS

TransTech Systems provides a full line of Secure Identification, Access Control and associated products, as well as offering consultation, design, integration, technical support, warranty and training services.

1.   ID Systems & Components

TransTech Systems central business has been to provide ID personalization systems to the Security Industry.  These systems include components such as ID card printers, software, supplies, data collection devices, scanners, photo capture products and signature capture products.

2.  Logical and Physical Access Control

This expertise focused on the ID card has added value beyond card production and into card use.  This expanded business into additional hardware such as card readers and encoders, additional software such as visitor management & temporary card solutions, and additional applications outside of security.  The primary products are logical access readers used for logging onto computer networks and VPNs, and physical access control readers used to gain access into buildings or secure areas.

3.  Applications and  Verticals

The primary use of TransTech Systems products is for Security applications.  These fit within many verticals such as commercial industries, manufacturing, distribution, transportation, government, health care, education, entertainment, and more.  In recent years there has been growth into several non-security applications such as gaming, loyalty cards, gift cards, direct marketing, certifications, amusement, payment, and guest cards.

4.  Review

TransTech Systems core business competency is based around the ID card.  It includes expertise not only on products to design and produce the cards, but on all related products to facilitate the use of the card.  TransTech Systems focus for these products is business in the United States and is targeted at selling through a nationwide channel of resellers, government primes, and system integrators.  Relationships with key vendors and key customers are very significant factors.

2.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Inter-Company items and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at US banks are insured by the Federal Deposit Insurance Corporation up to US$250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable consists primarily of amounts due to the Company from normal business activities. The Company maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS - continued

INVENTORIES - Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale and are stated at the lower of cost or market on the first-in, first-out (“FIFO”) method.  Inventories are considered available for resale when drop shipped and invoiced directly to a customer from a vendor, or when physically received by the Company at a warehouse location.  The company records a provision for excess and obsolete inventory whenever an impairment has been identified. There is no provision for impaired inventory as of December 31, 2009 and 2008.

EQUIPMENT - Equipment consists of machinery, leasehold improvements, furniture and fixtures and software, which are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives or lease period of the relevant asset, generally 3-10 years, except for leasehold improvements, which are depreciated over 20 years.

LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.  As of December 31, 2009 and 2008, there are no impairments recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company has adopted FASB Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements”, for assets and liabilities measured at fair value on a recurring basis. Topic 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

All cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable as of December 31, 2009 and 2008. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, accounts payable, taxes payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for a similar financial arrangement at December 31, 2009 and 2008.

In addition, Topic 820 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value option for any of its qualifying financial instruments.

REVENUE RECOGNITION – TransTech revenue is derived from other products and services. Revenue is considered realized when the services have been provided to the customer, the customer has accepted the work and collectability is reasonably assured. Furthermore, if an actual measurement of revenue cannot be determined, we defer all revenue recognition until such time that an actual measurement can be determined. If during the course of a contract management determines that losses are expected to be incurred, such costs are charged to operations in the period such losses are determined. Revenues are deferred when cash has been received from the customer but the revenue has not been earned. The Company recorded deferred revenue of $0 as of December 31, 2009 and December 31, 2008, respectively.

ADVERTISING COSTS - Advertising costs are expensed as incurred. Such costs generally consist of major industry trade shows cooperatively with vendors and some advertising in industry publications.   Advertising costs were insignificant during the periods ended December 31, 2009 and 2008.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS - continued

INCOME TAXES – As the Company operates as an “S” Corporation, all items of income and expense flow through to its sole shareholder. Accordingly, the Company has no income tax liability.

NET INCOME/LOSS PER SHARE – Under the provisions of ASC 260, “Earnings Per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. As of December 31, 2009 and 2008, the Company had no common stock equivalents.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements applicable to the Company are summarized below.

•
In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

•
In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

•
In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

•
In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

•
In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”. This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SIGNIFICANT ACCOUNTING POLICIES: ADOPTION OF ACCOUNTING STANDARDS - continued

•
In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

3.	ACCOUNTS RECEIVABLE/CUSTOMER CONCENTRATION

Accounts Receivable - The Company carries its trade accounts receivable at invoice amount less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based upon management’s estimates that include a review of the history of past write-offs and collections and an analysis of current credit conditions.  At December 31, 2009 the Company established a reserve for doubtful accounts of approximately $16,750 ($61,750 – 2008, additionally allowing for one significant balance that was written off in 2009 to Bad Debt for $45,000 when a customer filed for bankruptcy in 2009).

The Company does not accrue interest on past due accounts receivable.  Occasional agreements are made with chronic past due customers to apply finance charges to balances over 60 days past due.  These are invoiced as agreed and were invoiced in the amount of $2,325 for 2009, and $4,616 for 2008, as finance charges.

Concentration of Credit Risk – During 2009, one major project customer accounted for 29.4% of the Company’s total revenue.  During 2008, no one customer accounted for a significant concentration on project business.

As of December 31, 2009, one customer accounted for 38.6% of accounts receivable.

As of December 31, 2008, two customers accounted for 12.5%, and 10.3% of accounts receivable, respectively.

The Company expects to have customers with receivable balances of 10% of total accounts receivable in the future.

4.	INVENTORIES

Inventories were $423,425 and $549,189 as of December 31, 2009 and December 31, 2008, respectively. Inventories consist primarily of printers and consumable supplies, including ribbons and cards, badge accessories, capture devices, and access control components held for resale. There is no provision for impaired inventory as of December 31, 2009 and December 31, 2008.

5.	FIXED ASSETS

Fixed assets, net of accumulated depreciation, were $601,418 and $681,988 as of December 31, 2009 and December 31, 2008, respectively. Accumulated depreciation was $582,879 and $510,516 as of December 31, 2009 and December 31, 2008, respectively. All equipment is used for selling, general and administrative purposes and accordingly all depreciation is classified in selling, general and administrative expenses.

Depreciation expense for 2009 and 2008, $98,545 and $107,400, respectively.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	FIXED ASSETS - continued

Fixed assets consisted of the following at December 31:

		2009		2008
	Estimated Useful Life	Purchased	Under Capital Leases	Purchased	Under Capital Leases

Machinery & equipment	3-10 years	$239,706.	$75,807.	$262,057.	$75,807.
Leasehold improvements	20 years	600,000.	-	600,000.	-
Furniture & fixtures	3-10 years	77,743.	101,260.	63,600.	101,260.
Software & websites	3-7 years	57,684.	32,097.	57,684.	32,097.

Total cost		975,133.	209,164.	983,341.	209,164.
Less accumulated depreciation		(446,847)	(136,032)	(409,036)	(101,480)

Net, Book Value		$528,286.	$73,132.	$574,305.	$107,684.

6.	ACCOUNTS PAYABLE

Accounts payable were $776,305 and $1,001,803 as of December 31, 2009 and December 31, 2008, respectively. Such liabilities consisted of amounts due to vendors for inventory purchases and other operating expenses incurred by the Company.

7.	NOTES PAYABLE, CAPITALIZED LEASES AND LONG TERM DEBT

Notes payable, capitalized leases and long term debt as of December 31, 2009 and December 31, 2008 consisted of the following:

	December 31,	December 31,
	2009	2008
BFI Finance Corp Secured Credit Facility	$464,618	$585,332
Capital Leases, less current portion	13,840	59,149

BFI Finance Corp Secured Credit Facility

On December 9, 2008 TransTech entered into a $1,000,000 secured credit facility with BFI Finance Corp to fund its operations.  The rate is prime interest + 2.5%, with a floor for prime interest of 5.5%.  On December 9, 2009, the secured credit facility was renewed for 6 months, with a floor for Prime of 4.5%. The eligible borrowing is based on 80% of eligible trade accounts receivable, not to exceed $700,000, and 35% of Inventory value, not to exceed $300,000, for a total cap of $1,000,000. As of December 31, 2009, the outstanding balance under this facility was $464,618, (2008 - $585,332). The secured credit facility is guaranteed by Jim Gingo, the President of TransTech.

Leases

Equipment Leases  - The Company leases phone system, printing, copying, office furniture, forklift and computer equipment for operations. The leases may be capital leases or operating leases and are generally for a term of 36 to 60 months.   The Capital leases expire through October 2013. A summary of lease commitments at December 31, 2009 are as follows:

Capital Leases

Payments made in 2008	$49,970.
Payments made in 2009	54,224.

Future minimum lease commitments:
2010	44,629.
2011	10,851.
2012	6,503.
2013	4943.
2014	0
Thereafter	0

Total future minimum lease commitments	66,926.

Less amount representing interest	8,457.
Present value of future minimum lease commitments	58,469.

Less current portion	44,629.

Long term portion	$13,840.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	NOTES PAYABLE, CAPITALIZED LEASES AND LONG TERM DEBT - continued

The Company did not enter into any Capital Lease agreements in 2009.

The Company financed the purchase of accounting software and hardware through one capital lease in 2008.

Total interest paid in 2009, $50,647  (2008 - $51,399).

8.	EQUITY

The Company operated in 2009 and prior years as an “S” Corporation with a sole shareholder.

The Company issued Common stock upon incorporation, no par value; 5000 shares authorized, 100 shares issued and outstanding, all to Jim Gingo, who has acted as the President of the Company since inception.

The Company made Dividend distributions to the owner of $33,000 in 2009, and $101,145 in 2008.

9.	DEFINED CONTRIBUTION PENSION PLAN

The Company established an Employee savings plan (the “401(k) Plan”) in 2001.  Employees become eligible to participate in the Plan six months after the employee’s hire date.  Employees may contribute up to 5% of their pay to the Plan, with Safe Harbor Plan matching, and can contribute additional amounts subject to the limitations of the Internal Revenue Code.   Pursuant to the 401(k) Plan, employees may elect to defer a portion of their salary on a pre-tax basis.  For employees who participated in the plan, the Company matched by employer’s contributions in 2009 and 2008 pursuant to the Safe Harbor Provisions of Section 401(k) of the Internal Revenue Code up to 4% of the employee’s annual compensation each year.

During the year ended December 31, 2009 the Company contributed $17,974 to the 401(k) plan, ($23,017 – 2008).

10.	OTHER SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Note Receivable

The Company has a Note Receivable with the sole shareholder from year 2000 for a down payment on a separate facility that the Company leased for additional storage.  The amount of the note as of December 31, 2009 was $31,408 (2008 - $31,153).
The note was paid in full, March 2010.

The Company leased additional off-site space for additional storage.
The term of this lease is currently month-to-month, $9,930 annually, for approximately 1,300 square feet.
The lease is with Gingo Aviation Properties (GAP), owned by the President of TransTech Systems, Inc.

11.	COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

LEGAL PROCEEDINGS

There are no pending legal proceedings against the Company that are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

EMPLOYMENT AGREEMENTS

There are no employment agreements in effect as of December 31, 2009 and 2008.

TRANSTECH SYSTEMS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS - continued

LEASES

Facilities - The Company leases a total of approximately 9,750 square feet of office and warehouse space for its administrative offices, product inventory and shipping operations, at a monthly rental aggregating approximately $52,000. The lease expires March, 2011 and has renewal options exist to extend lease agreements for up to an additional 15 years, in 5 year increments with a set accelerating increase of 10% per 5 year term. . The current monthly rent is $4,292, which increases to $4,721 in April 2011.

  - The Company also leases additional off-site space for additional storage.

The term of this lease is currently month to month, $9,930 annually, for approximately 1,300 square feet.

Equipment Leases - The Company has two operating leases for equipment, one was retired in December 2009, and the other will be retired July 2010.

The Company is obligated under various non-cancelable operating leases for their various facilities and certain equipment.

The aggregate future minimum lease payments under operating leases, to the extent the leases have early cancellation options and excluding escalation charges, are as follows:

		Operating Leases
		Equipment	Facilities	Total

Payments made in 2008	.	$6,435.	$65,033.	$71,468
Payments made in 2009	.	6,651.	60,930.	67,581

Future minimum lease commitments:
2010		2990.	51,504	54,494
2011		0	12,876	12,876
2012		0	0
2013		0	0
2014		0	0
Thereafter		0	0

Total future minimum operating lease commitments		$$2990.	$$64,380	$$67,370

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events, through August 23, 2010, which is the date the financial statements were issued.

The Company was purchased on June 8, 2010 by Visualant, Inc. (VSUL.OB) and will operate as a wholly owned subsidiary of Visualant, Inc.